Exhibit 23.4  --  Consent of Experts


G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                         330 E. Warm Springs
                                                         Las Vegas, NV 89119
                                                                702.257.1984
                                                          702.362.0540 (fax)


April 3, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of April 3, 2002, on the Financial Statements of Pinoak, Inc. for the period ended March 31, 2002, in its Form SB-2/A Registration Statement (file No. 333-76242) to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA


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